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                                                                     Exhibit (9)


                                 June 29, 1998



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL  35233

Gentlemen:

     I hereby consent to the use of my opinion dated March 31, 1997 as an exhibit to the Form N-4 Registration Statement for RetireMAP Variable Account (No. 333-12507 and 811-7827) and my name under the caption "Legal Matters" in the Statement of Additional Information contained in the Registration Statement.


                                             Very truly yours,


                                             /s/ James L. Segwick
                                             James L. Sedgwick, Esq.
                                             President